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                           PURCHASE AND SALE AGREEMENT


                                 by and between


                          LASCO ENERGY PARTNERS, L.P.,

                                    as Seller



                                       and


                                BENZ ENERGY LTD.,

                                    as Buyer


                             Dated January 23, 1998



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

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I  DEFINITIONS, REFERENCES AND CONSTRUCTION............................................................  1
     Section 1.1.    Certain Defined Terms.....................................................................  1
     Section 1.2.    References and Construction...............................................................  7

ARTICLE II  PROPERTY TO BE SOLD AND PURCHASED..................................................................  8

ARTICLE III  PURCHASE PRICE....................................................................................  9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER...........................................................  9
     Section 4.1.    Organization and Existence................................................................  9
     Section 4.2.    Power and Authority.......................................................................  9
     Section 4.3.    Valid and Binding Agreement............................................................... 10
     Section 4.4.    Non-Contravention......................................................................... 10
     Section 4.5.    Approvals................................................................................. 10
     Section 4.6.    Pending Litigation........................................................................ 11
     Section 4.7.    No AFE Items or Well Abandonments, No P&A Liabilities..................................... 11
     Section 4.8.    Production Marketing...................................................................... 11
     Section 4.9.    Compliance with Applicable  Laws.......................................................... 11
     Section 4.10.   Tax Partnerships.......................................................................... 12
     Section 4.11.   Permits................................................................................... 12
     Section 4.12.   Condition of Assets....................................................................... 12
     Section 4.13.   Investment Intent......................................................................... 12
     Section 4.14.   Investment Experience..................................................................... 12
     Section 4.15.   Restricted Securities..................................................................... 13
     Section 4.16.   Legend.................................................................................... 13
     Section 4.17.   Full Disclosure........................................................................... 13
     Section 4.18.   Disclaimer of Warranties.................................................................. 14

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER............................................................. 14
     Section 5.1.    Organization and Existence................................................................ 14
     Section 5.2.    Power and Authority....................................................................... 14
     Section 5.3.    Valid and Binding Agreement............................................................... 15
     Section 5.4.    Non-Contravention......................................................................... 15
     Section 5.5.    Approvals................................................................................. 15
     Section 5.6.    Pending Litigation........................................................................ 15
     Section 5.7.    Knowledgeable Purchaser................................................................... 16
     Section 5.8.    Capital Stock............................................................................. 16
     Section 5.9.    Authorization of the Note................................................................. 16
     Section 5.10.   Reservation of Shares..................................................................... 16
     Section 5.11.   Initial Financial Statements.............................................................. 16


     Section 5.12.   Full Disclosure........................................................................... 16
     Section 5.13.   Labor Disputes and Acts of God............................................................ 17
     Section 5.14.   ERISA Plans and Liabilities............................................................... 17
     Section 5.15.   Environmental and Other Laws.............................................................. 17
     Section 5.16.   Names and Places of Business.............................................................. 18
     Section 5.17.   Buyer's Subsidiaries...................................................................... 18
     Section 5.18.   Title to Properties; Licenses............................................................. 18
     Section 5.19.   Government Regulation..................................................................... 18
     Section 5.20.   Officers, Directors and Shareholders...................................................... 19

ARTICLE VI  COVENANT RE ACCESS................................................................................. 19

ARTICLE VII  DUE DILIGENCE EXAMINATION......................................................................... 19
     Section 7.1.    Inspection and Assertion of Defects....................................................... 19
     Section 7.2.    Certain Price Adjustments................................................................. 21
     Section 7.3.    Waiver.................................................................................... 23

ARTICLE VIII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES; TERMINATION RIGHTS ...................... 23
     Section 8.1.    Conditions Precedent to the Obligations of Buyer.......................................... 23
     Section 8.2.    Conditions Precedent to the Obligations of Seller......................................... 24

ARTICLE IX  CLOSING OF TRANSACTION............................................................................. 25
     Section 9.1.    The Closing............................................................................... 25
     Section 9.2.    Seller's Closing Obligations.............................................................. 25
     Section 9.3.    Buyer's Closing Obligations............................................................... 25
     Section 9.4.    Delivery of Files......................................................................... 26

ARTICLE X  CERTAIN ACCOUNTING ADJUSTMENTS...................................................................... 26
     Section 10.1.   Adjustments............................................................................... 26
     Section 10.2.   Closing and Post-Closing Accounting Settlements........................................... 27

ARTICLE XI  ASSUMPTION AND INDEMNIFICATION .................................................................... 27

ARTICLE XII  SELLER'S SPECIAL POST-CLOSING INDEMNIFICATION..................................................... 28
     Section 12.1.   Indemnification for Certain Lawsuits...................................................... 28
     Section 12.2.   Indemnification for Certain Title Related Items........................................... 28
     Section 12.3.   Certain Provisions........................................................................ 29

ARTICLE XIII  CONVERSION OF NOTE............................................................................... 31
     Section 13.1.   Shares Issuable Upon Conversion........................................................... 31
     Section 13.2.   Delivery of Note; Issuance of Shares...................................................... 32

ARTICLE XIV  CERTAIN POST-CLOSING AFFIRMATIVE COVENANTS OF BUYER............................................... 32
     Section 14.1.   Books, Financial Statements and Reports................................................... 32


     Section 14.2.   Other Information and Inspections......................................................... 33
     Section 14.3.   Notice of Material Events and Change of Address........................................... 33
     Section 14.4.   Maintenance of Properties................................................................. 34
     Section 14.5.   Maintenance of Existence and Qualifications............................................... 34
     Section 14.6.   Payment of Taxes.......................................................................... 35
     Section 14.7.   Insurance................................................................................. 35
     Section 14.8.   Compliance with Agreements and Law........................................................ 35

ARTICLE XV  CERTAIN POST-CLOSING NEGATIVE COVENANTS OF BUYER................................................... 35
     Section 15.1.   Indebtedness.............................................................................. 35
     Section 15.2.   Limitation on Liens....................................................................... 36
     Section 15.3.   Limitations on Investments and New Businesses............................................. 36
     Section 15.4.   Transactions with Affiliates.............................................................. 36
     Section 15.5.   Limitation on Dividends and Redemptions................................................... 36
     Section 15.6.   Certain Contracts; Amendments; Multiemployer ERISA Plans.................................. 37
     Section 15.7.   Coverage Ratio............................................................................ 37

ARTICLE XVI  NOTICES........................................................................................... 37

ARTICLE XVII  COMMISSIONS...................................................................................... 38

ARTICLE XVIII  MISCELLANEOUS MATTERS........................................................................... 38
     Section 18.1.   Survival of Provisions.................................................................... 38
     Section 18.2.   Further Assurances........................................................................ 39
     Section 18.3.   Binding Effect; Successors and Assigns.................................................... 39
     Section 18.4.   Imbalances................................................................................ 39
     Section 18.5.   Expenses; Sales Taxes; Filings and Recording Fees......................................... 39
     Section 18.6.   Entire Agreement.......................................................................... 40
     Section 18.7.   Public Statements......................................................................... 40
     Section 18.8.   Injunctive Relief......................................................................... 40
     Section 18.9.   Deceptive Trade Practices................................................................. 40
     Section 18.10.  Amendments................................................................................ 41
     Section 18.11.  Additional Representations, Covenants and Agreements of
                     Buyer Regarding Vancouver Exchange Acceptance and
                     Preferred Share Approval.................................................................. 41
     Section 18.12.  Additional Covenant and Agreement of Seller Regarding Existing and Net Worth.............. 41
     Section 18.13.  Governing Law............................................................................. 42
     Section 18.14.  Counterparts.............................................................................. 42

                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT dated January 23, 1998, is made by and among Lasco Energy Partners, L.P., a Texas limited partnership ("SELLER"), and Benz Energy Ltd., a corporation existing under the laws of the Yukon Territory, Canada ("BUYER").


                                   WITNESSETH:

         WHEREAS, Seller desires to sell, assign and convey to Buyer, and Buyer desires to purchase and accept from Seller, certain oil and gas properties and related assets; and

         WHEREAS, Seller and Buyer deem it in their mutual best interests to execute and deliver this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, Seller and Buyer do hereby agree as follows:

                                    ARTICLE I

                    DEFINITIONS, REFERENCES AND CONSTRUCTION

         SECTION 1.1. CERTAIN DEFINED TERMS. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this
SECTION 1.1 or in the section, subsections or other subdivisions referred to below:

         "AFFILIATE" shall mean, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" shall mean this Agreement, as hereafter changed, amended or modified in accordance with the terms hereof.

         "APPLICABLE NON-ENVIRONMENTAL LAWS" shall mean any statute, law, rule, ordinance, or regulation or any judgement, order, writ, injunction, or decree of any governmental entity to which a specified Person or property is subject, but shall not include any Environmental Law.

         "ASSERTED DEFECT" shall have the meaning assigned to such term in
SECTION 7.1(a).

         "ASSIGNMENTS" shall have the meaning assigned to such term in SECTION 9.2(a).

         "AVERAGE CLOSING PRICE" shall be equal to U.S. $1.18.

         "BASE PURCHASE PRICE" shall have the meaning assigned to such term in
ARTICLE III.

         "BUYER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "CLOSING" and "CLOSING DATE" shall have the meanings assigned to such terms in SECTION 9.1.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

         "COMMON PORTION OF THE PURCHASE PRICE" shall mean $3,000,000, subject to adjustment as provided in SECTIONS 7.2(e) and SECTION 10.2.

         "COMMON SHARES" shall mean the Common Shares of Buyer, no par value, and any securities of Buyer for or into which such Common Shares are exchanged, reclassified or converted.

         "CONSOLIDATED" shall refer to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "DEFECT" shall have the meaning assigned to such term in SECTION
7.1(b).

         "EFFECTIVE DATE" shall have the meaning assigned to such term in
SECTION 9.2(a).

         "ENVIRONMENTAL LAWS" shall mean any and all laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA AFFILIATE" shall mean Buyer and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Buyer, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA PLAN" shall mean any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "FISCAL QUARTER" shall mean a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "FISCAL YEAR" shall mean a twelve-month period ending on December 31 of any year.

         "FUND III CREDIT AGREEMENT" shall mean that certain Credit Agreement dated October 9, 1997, by and among Texstar Petroleum, Inc., Benz Energy Ltd., Calibre Energy, L.L.C., and EnCap Energy Capital Fund III, L.P.

         "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Buyer and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements; PROVIDED, that with respect to Buyer, "GAAP" means such generally accepted accounting principles and practices as recognized by the Canadian financial accounting standard board equivalent. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board or Canadian financial accounting standards board equivalent (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Buyer and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Seller and Seller agrees to such change insofar as it affects the accounting of Buyer and its Consolidated subsidiaries.

         "HAZARDOUS MATERIALS" shall mean any substance regulated under Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "INDEBTEDNESS" of any Person shall mean Liabilities in any of the following categories: (a) Liabilities for borrowed money, (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services, (c) Liabilities evidenced by a bond, debenture, note or similar instrument, (d) Liabilities which would under GAAP be shown on such Person's balance sheet as a liability, and is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations), (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,
(f) Liabilities constituting principal under leases capitalized in accordance with GAAP, (g) Liabilities arising under conditional sales or other title retention agreements, (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection, (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property, (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor, (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor; provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "INDEMNIFIED ITEM" shall mean a Defect or other item or matter with respect to which Seller has agreed to provide indemnification under the terms of
ARTICLE XII.

         "INITIAL FINANCIAL STATEMENTS" shall mean (a) the audited annual Consolidated financial statements of Benz Energy, Ltd. f/k/a Benz Equities Ltd., dated as of August 31, 1997 and (ii) the unaudited quarterly Consolidated financial statements of Benz Energy, Ltd. dated as of November 30, 1997.

         "LIABILITIES" shall mean, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "MATERIAL ADVERSE CHANGE" shall mean a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (a) Buyer's or any of its Subsidiaries' financial condition taken on a Consolidated basis, (b) the operations or properties of Buyer or any of its Subsidiaries taken on a Consolidated basis, or (c) Buyer's ability to timely pay or perform the Note or Buyer's obligations with respect to the Preferred Shares issuable upon conversion of the Note.

         "NOTE" shall have the meaning assigned to such term in SECTION 9.3(a).

         "OIL AND GAS PROPERTIES" shall have the meaning assigned to such term in ARTICLE II.

         "PERMITTED ENCUMBRANCES" shall mean any of the following: (a) liens for taxes not yet delinquent; (b) materialmen's, mechanic's and other similar liens, or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet due; (c) the terms and conditions of all contracts and agreements relating to the Oil and Gas Properties; (d) rights reserved to or vested in any governmental authority to control or regulate any of the Properties; (e) easements, rights-of-way, servitudes, permits, and other similar rights granted to or reserved for third parties on, over or in respect of the Properties, to the extent such matters do not materially interfere with the operation of the Property burdened thereby;
(f) conventional rights of reassignment arising immediately prior to termination or expiration of an oil and gas lease or upon a decision or election by the owner of an oil and gas lease to surrender or abandon all or any portion of same; (g) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which prior to the Closing
(i) waivers or consents are obtained from the appropriate parties or (ii) required notices have been given to the holders of such rights and the appropriate time period for asserting such rights has expired without an exercise of such rights or approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing; and (h) statutory liens securing payment of the proceeds of production to third parties, to the extent such payments are not yet delinquent; provided, however, that any encumbrance listed in this definition shall not be a Permitted Encumbrance if it (A) operates to (x) reduce the net revenue interest of Seller in a well below the "NRI" for such well set forth in EXHIBIT 7.1(b)(i) or (y) increase the working interest of Seller in a well above the "WI" for such well set forth in EXHIBIT 7.1(b)(i) (unless the share of production from such well to which Seller is entitled is proportionately larger than the "NRI" for such well on EXHIBIT 7.1(b)(i) or (B) causes Seller to be in material breach of any representation or warranty made by it in this Agreement or in the Assignment; provided, further, that an agreement, document or instrument which provides for terms, conditions, exceptions, reservations, limitations, or other matters contained in such agreement, document or instrument which are not customary to currently accepted industry standards and which materially and adversely restricts or limits Buyer's ability to produce oil and/or gas from the Properties shall not be a Permitted Encumbrance.

         "PERMITTED LIEN" shall mean, when used with respect to Buyer or any Subsidiary thereof, a lien permitted under SECTION 7.2 of the Fund III Credit Agreement.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, or any other legally recognizable entity.

         "POST-CLOSING EXAMINATION POINT" shall have the meaning assigned to such term in SECTION 7.1(a).

         "PREFERRED PORTION OF THE PURCHASE PRICE" shall mean $12,000,000, subject to adjustment as provided in SECTIONS 7.2(e) and SECTION 10.2.

         "PREFERRED SHARE APPROVAL" shall have the meaning assigned to it in
SECTION 18.11.

         "PREFERRED SHARES" shall mean Preferred Shares of Buyer having the terms, rights and preferences summarized in EXHIBIT 2.1--PREFERRED SHARES.

         "PROPERTIES" shall have the meaning assigned to such term in ARTICLE
II.

         "PURCHASE PRICE" shall have the meaning assigned to such term in
ARTICLE III.

         "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SELLER" shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

         "SENIOR CREDIT FACILITY" shall mean (a) the credit facilities under those certain Letter Loan Agreements dated July 17, 1997 between Bank One, Texas, N.A. and Texstar Petroleum, Inc. and Bank One, Texas, N.A. and Calibre Energy, L.L.C., each in the maximum principal amount of $10,000,000, or (b) any credit facility or facilities of Buyer or any Subsidiary in substitution thereof with respect to senior bank indebtedness.

         "SHARES" shall mean the Common Shares and the Preferred Shares.

         "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "TERMINATION EVENT" shall mean (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "VANCOUVER EXCHANGE ACCEPTANCE" shall mean the receipt by Buyer from the Vancouver Stock Exchange of notice in writing that the transactions contemplated by this Agreement are acceptable to the Vancouver Stock Exchange.

         SECTION 1.2.  REFERENCES AND CONSTRUCTION.

         (a) All references in this Agreement to articles, sections, subsections and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.

         (b) Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         (c) The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

         (d) Words in the singular form shall be construed to include the plural and VICE VERSA, unless the context otherwise requires. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender.

         (e) Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument or document, provided that nothing contained in this subsection shall be construed to authorize such renewal, extension, modification, amendment or restatement.

         (f) Examples shall not be construed to limit, expressly or by implication, the matter they illustrate.

         (g) The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         (h) No consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement.

         (i) Unless otherwise indicated, all references herein to "$" or "dollars" shall refer to U.S. Dollars.

         (j) EXHIBITS 2.1--PREFERRED SHARES, II, 4.4, 4.6, 4.8, 5.8, 5.14,
5.16, 5.17, 5.20, 7.1(b)(i), 7.1(b)(v), 8.2(d), 9.2(a), 9.2(d) and 9.3(a) are
attached hereto. Each such Exhibit is incorporated herein by reference for all purposes and references to this Agreement shall also include such Exhibit unless the context in which used shall otherwise require.

                                   ARTICLE II

                        PROPERTY TO BE SOLD AND PURCHASED

         Seller agrees to sell and Buyer agrees to purchase, for the consideration hereinafter set forth, and subject to the terms and provisions herein contained, the following described properties, rights and interests:

                  (a) All right, title and interest of Seller in and to the oil, gas and/or mineral leases described in EXHIBIT II hereto (and any ratification and/or amendments to such leases, whether or not such ratifications or amendments are described on EXHIBIT II) insofar as such leases (and such ratifications and amendments ) cover the lands and depths described on such EXHIBIT II; and

                  (b) Without limiting the foregoing, all other right, title and interest (of whatever kind or character, whether legal or equitable, and whether vested or contingent) of Seller in and to the oil, gas and other minerals in and under or that may be produced from the lands and depths described on EXHIBIT II (including interests in oil, gas and/or mineral leases covering such lands and depths, overriding royalties, production payments and net profits interests in such lands or such leases, and fee mineral interests, fee royalty interests and all other interests of any kind or character in such oil, gas and other minerals); and

                  (c) All rights, titles and interests of Seller in and to all permits; licenses; servitudes; easements; rights-of-way; orders; farm-in and farm-out agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; pooling agreements; unitization agreements; processing agreements; saltwater disposal agreements; options; facility ore equipment leases; and other contracts, agreements, and rights owned by Seller, in whole or in part, to the extent that they are (i) appurtenant to or affect the properties described in SUBSECTIONS (a) and (b) above or (ii) used or held for use in connection with the ownership or operation of the properties described in SUBSECTIONS (a) and (b) above or the production or treatment of oil, gas, and other hydrocarbons and associated products on or produced from the properties described in SUBSECTIONS
         (a) and (b) above, or the sale or disposal of water, oil, gas and other hydrocarbons and associated products; and

                  (d) All rights, titles and interests of Seller in and to all materials, supplies, machinery, equipment, improvements and other personal property and fixtures (including, but not by way of limitation, all wells, saltwater disposal wells, wellhead equipment, compression equipment, flow lines, pipelines, gathering systems, processing and separation systems, and other equipment) whether or not located on the properties described in SUBSECTIONS (a), (b) and (c) above and used in connection with the exploration, development, operation or maintenance thereof and all oil, gas and other hydrocarbons produced from or allocated thereto; and

                   (e) All of the files, records, information, and data, whether written or electronically stored, relating to the interests of Seller in the properties described in SUBSECTIONS (a), (b) and (c) above, including without limitation: (i) land and title records (including abstracts of title, title opinions, and title curative documents);
          (ii) contract files; (iii) correspondence; (iv) operations, environmental, production and accounting records (but not including general financial accounting or tax accounting records); (v) facility and well records; and (vi) geological, geophysical and other scientific and technical data and information relating to the properties described in SUBSECTIONS (a), (b) and (c) above that is nonproprietary and that Seller has the unencumbered right to transfer.

The properties and interests specified in the foregoing SUBSECTIONS (a), (b) and
(c) are herein sometimes collectively called the "OIL AND GAS PROPERTIES," and the properties and interests specified in the foregoing SUBSECTIONS (a),(b),(c),
(d) and (e) are herein sometimes collectively called the "PROPERTIES". It is the intention of Seller to sell, and the intention of Buyer to purchase, all property of every kind and character, whether real, personal or mixed, owned by Seller and situated in Claiborne Parish, Louisiana, Rusk County, Texas, or Gregg County, Texas, whether such property is correctly or incorrectly described on, or was inadvertently omitted from, EXHIBIT II.

                                   ARTICLE III

                                 PURCHASE PRICE

         The purchase price for the properties shall equal $15,000,000 (the "BASE PURCHASE PRICE"). The Base Purchase Price may be adjusted as provided in
SECTION 7.2 (the Base Purchase Price, as so adjusted, and as the same may be otherwise adjusted by the mutual agreement of the parties, being called the "PURCHASE PRICE").

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         SECTION 4.1. ORGANIZATION AND EXISTENCE. Seller is a limited partnership duly formed and validly existing under the laws of the State of Texas.

         SECTION 4.2. POWER AND AUTHORITY. Seller has full partnership power and partnership authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action of Seller.

         SECTION 4.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 4.4. NON-CONTRAVENTION. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, as disclosed in EXHIBIT 4.4, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, neither the execution, delivery, and performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party nor the consummation by it of the transactions contemplated hereby and thereby do and will (a) conflict with or result in a violation of any provision of the partnership agreement or other governing instruments of Seller,
(b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Seller, or (d) violate any applicable law, rule or regulation binding upon Seller.

         SECTION 4.5. APPROVALS. Other than requirements (if any) that there be obtained consents to assignment (or waivers of preferential rights to purchase) from third parties, as disclosed in EXHIBIT 4.4, and except for approvals required to be obtained from governmental entities who are lessors under leases forming a part of the Oil and Gas Properties (or who administer such leases on behalf of such lessors) which are customarily obtained post-closing, no consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Seller in connection with the execution, delivery, or performance by Seller of this Agreement and each other agreement, instrument, or document executed or to be executed by Seller in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby.

         SECTION 4.6.  PENDING LITIGATION. Except as otherwise set forth in
EXHIBIT 4.6, there are no pending suits, actions, or other proceedings in which Seller is a party which affect the Properties in any material respect, or affecting the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or that would, if determined adversely to Seller, (a) result in the impairment or loss of Seller's title to the Properties, (b) hinder or impede the operation of all or any portion of any Property or (c) restrain, prohibit or impose damage on Buyer or Seller with respect to the transactions contemplated hereby.

         SECTION 4.7.  NO AFE ITEMS OR WELL ABANDONMENTS, NO P&A LIABILITIES.
(a) Seller has incurred no expenses, and has made no commitments to make expenditures, in connection with (and no other obligations or liabilities have been incurred which would adversely affect) the ownership or operation of the Properties after the Effective Date (as defined below), other than routine expenses incurred in the normal operation of the producing wells located on Properties which do not in the aggregate exceed U.S. $100,000, (b) Seller has not abandoned any wells included on the Properties (or removed any material items of equipment which would be included in the Properties, except those replaced by items of equal suitability and value) since the Effective Date, (c) no proposals are currently outstanding (whether made by Seller or by any other party) to deepen, plug back, rework or abandon any wells included located on the Properties, to conduct other operations with respect to the Properties for which consent is required under the applicable operating agreement, or to conduct any other operations with respect to the Subject Properties other than routine operation of the producing wells located on the Subject Properties, and (d) there are no dry holes, or otherwise inactive wells, located on the Properties, other than wells that have been properly plugged and abandoned.

         SECTION 4.8. PRODUCTION MARKETING. The Properties are not subject to any contractual or other arrangements for the sale, processing or transportation of production, or otherwise relating to the marketing of production, other than contracts or other arrangements which either (a) will terminate in 90 days or less, or are subject to cancellation on not more than 90 days' notice, in each case without penalty or other detriment, or (b) are disclosed on EXHIBIT 4.8. Except as disclosed on EXHIBIT 4.8, there exist no calls or other similar rights or options to purchase production from the Properties.

         SECTION 4.9.  COMPLIANCE WITH APPLICABLE  LAWS.

         (a) The ownership and operation of those Properties operated by Seller and, to Seller's knowledge, the ownership and operation of Properties not operated by Seller, has been in conformity in all material respects with all Applicable Non-Environmental Laws, except for such noncompliance with such Applicable Non-Environmental Laws which, individually or in the aggregate would not have a material adverse effect on the ownership or operation of the Properties.

         (b) (i) To Seller's knowledge, there are no underground storage tanks on the Properties; (ii) Seller has not entered into, nor to Seller's knowledge, has any predecessor to Seller entered into, or is subject to, any consent orders, decrees, or judgments in existence at this time based on any Environmental Laws that relate to the future use of any of the Properties or that require any material change in the present condition of any of the Properties; (iii) there are no actions, suits, claims, or proceedings seeking money damages, injunctive relief, remedial action or remedy, pending or, to Seller's knowledge, threatened against Seller or the Properties arising from its ownership or operation of the Properties and relating to the violation of, or non-compliance with, any Environmental Laws. Notwithstanding SUBSECTION (a) or anything else herein to the contrary, the representation and warranty contained in this SUBSECTION (b) shall be the sole and exclusive representation and warranty of Seller hereunder with respect to Environmental Laws.

         SECTION 4.10. TAX PARTNERSHIPS. None of the Properties is subject to a tax partnership, including, without limitation, none of such properties are subject to any operating agreement or other arrangement under which the parties thereto have not made an effective election pursuant to Section 761 of the Internal Revenue Code of 1986 (herein called the "INTERNAL REVENUE CODE"), and the Treasury Regulations promulgated thereunder, to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code.

         SECTION 4.11. PERMITS. Seller has all material governmental licenses and permits necessary or appropriate to own and operate the Properties as presently being owned and operated, and such licenses and permits are in full force and effect (and are transferrable to Seller, or are subject to being routinely replaced by a license or permit issued to Buyer as a successor owner of the Properties), and Seller has not received written notice of any material violations in respect of any such licenses or permits.

         SECTION 4.12. CONDITION OF ASSETS. The Properties have been maintained in a state of repair so as to be reasonably adequate for normal operations; provided, however, and without limiting the last sentence of SECTION 4.9 or
SECTION 4.17, the representation and warranty contained in this SECTION 4.12 is not, nor shall it be construed to be, a representation and warranty with respect to Environmental Laws.

         SECTION 4.13. INVESTMENT INTENT. Seller is acquiring the Note for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof or of any Shares issuable upon conversion of the Note, except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission under the Securities Act covering the Note or the Shares, (ii) pursuant to an applicable exemption under the Securities Act, or (iii) in compliance with applicable Canadian securities laws.

         SECTION 4.14. INVESTMENT EXPERIENCE. Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Note and any Shares issuable upon issuable upon conversion of the Note. Seller represents that it has not been organized for the purpose of acquiring the Note to be acquired by it hereunder and any Shares issuable upon conversion of the Note. Seller represents that it is an "accredited investor" as such term is defined in Regulation D promulgated pursuant to the Securities Act.

         SECTION 4.15. RESTRICTED SECURITIES. Seller understands that the Note and any Shares issuable upon conversion of the Note will not have been registered pursuant to the Securities Act or any applicable state securities laws of the United States, that such Note and the Shares issuable upon conversion of the Note will be characterized as "restricted securities" under U.S. federal securities laws, and that under such laws and applicable regulations such Note and the Shares issuable upon conversion of the Note cannot be sold or otherwise disposed of in the United States without registration under the Securities Act or an exemption therefrom. Seller also understands that the Note and any Shares issuable upon conversion of the Note will be issued pursuant to exemptions from the prospectus and registration requirements of Canadian securities laws and will be subject to restrictions on resale including a 12-month hold period during which such securities cannot be sold except in limited circumstances, and if Seller is a "control person," as defined under Canadian securities laws, additional onerous resale restrictions will apply to Seller.

         SECTION 4.16. LEGEND. It is agreed and understood by Seller that the Note and the certificates representing the Shares issuable upon conversion of the Note shall each conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

         [THIS NOTE HAS] [THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE] NOT BEEN REGISTERED PURSUANT TO THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS OF THE UNITED STATES. SUCH [NOTE] [SHARES] MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES UNLESS [IT] [THEY] ARE FIRST REGISTERED PURSUANT TO THAT ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE CORPORATION RECEIVES A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED IN THE UNITED STATES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL JANUARY 23, 1999, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE REGULATIONS AND RULES MADE THEREUNDER.

         SECTION 4.17. FULL DISCLOSURE. To the best knowledge of Seller (after due inquiry), no certificate, statement or other information delivered herewith or heretofore by Seller to Buyer in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Seller (other than industry-wide risks normally associated with the type of business contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Seller (other than industry-wide risks normally associated with the type of business conducted by Seller) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Seller (other than industry-wide risks normally associated with the type of business conducted by Seller) that has not been disclosed to Buyer which could materially adversely affect the Properties.

         SECTION 4.18. DISCLAIMER OF WARRANTIES. Other than those expressly set out in this ARTICLE IV, Seller hereby expressly disclaims any and all representations or warranties with respect to the Properties or the transaction contemplated hereby, and Buyer agrees that the Properties are being sold by Seller "where is" and "as is". Specifically as a part of (but not in limitation of) the foregoing, Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims, any representation or warranty (express, implied, under common law, by statute or otherwise) (a) except to the limited extent set forth in SECTION 4.12, as to the condition of the Properties (INCLUDING WITHOUT LIMITATION, SELLER DISCLAIMS ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS), (b) except as set forth in SECTION 4.9(b), as to the compliance by Seller with Environmental Laws, (c) as to the status of title to the Properties, or (d) as to the extent of oil, gas and/or other mineral reserves, the recoverability of or the cost of recovering any of such reserves, the value of reserves, prices (or anticipated prices) at which production has been or will be sold and the ability to sell oil or gas production from the Properties.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         SECTION 5.1. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its formation and is qualified to do business in the State of Texas.

         SECTION 5.2. POWER AND AUTHORITY. Except for the Preferred Share Approval, Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. Except for the Preferred Share Approval, the execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Buyer.

         SECTION 5.3. VALID AND BINDING AGREEMENT. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against it in accordance with their respective terms, except that such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (b) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         SECTION 5.4. NON-CONTRAVENTION. The execution, delivery, and performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) conflict with or result in a violation of any provision of the charter or bylaws or other governing instruments of Buyer (subject, however, to receipt of the Preferred Share Approval), (b) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (c) result in the creation or imposition of any lien or other encumbrance upon the properties of Buyer, or (d) violate any applicable law, rule or regulation binding upon Buyer.

         SECTION 5.5. APPROVALS. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any court or governmental agency or of any third party is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby to which it is a party or the consummation by it of the transactions contemplated hereby and thereby, other than compliance with any applicable requirements of the Securities Act and any applicable state securities laws.

         SECTION 5.6. PENDING LITIGATION. There are no pending suits, actions, or other proceedings in which Buyer is a party which affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as disclosed in the Initial Financial Statements, (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Buyer, threatened, against Buyer or any Subsidiary thereof, and (ii) there are no outstanding judgments, injunctions, writs, rulings orders by any tribunal against Buyer's or any Subsidiary's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         SECTION 5.7. KNOWLEDGEABLE PURCHASER. Buyer is a knowledgeable purchaser, owner and operator of oil and gas properties, has the ability to evaluate (and in fact has evaluated) the Properties for purchase, and is acquiring the Properties for its own account and not with the intent to make a distribution within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a distribution thereof in violation of any other applicable securities laws.

         SECTION 5.8. CAPITAL STOCK. The total authorized capital stock of Buyer consists of an unlimited number of common shares, without par value, of which (as of January 14, 1998) 30,162,985 have been validly issued and are outstanding, fully paid and non-assessable. Except as set forth in EXHIBIT 5.8 and as provided in ARTICLE XIII, there are no outstanding warrants, options, or other rights to subscribe for or purchase any shares of capital stock of Buyer.

         SECTION 5.9. AUTHORIZATION OF THE NOTE. The Note has been duly authorized by all necessary corporate action and, when issued and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligation of Buyer enforceable in accordance with its terms (provided, however, that the Note cannot be converted into Preferred Shares without receipt of the Preferred Share Approval).

         SECTION 5.10. RESERVATION OF SHARES. The (a) Common Shares issuable upon conversion of the Note have been duly reserved for issuance upon conversion thereof, (b) the Preferred Shares issuable upon conversion of the Note, upon receipt of the Preferred Share Approval, will have been duly reserved for issuance upon conversion thereof, and, when issued upon conversion, will be validly issued, fully paid and non-assessable. The issuance of the Shares by Buyer upon conversion of the Note is not subject to any preemptive or similar rights.

         SECTION 5.11. INITIAL FINANCIAL STATEMENTS. Buyer has heretofore delivered to Seller true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Buyer's Consolidated financial position at the respective dates thereof and the Consolidated results of Buyer's operations and Buyer's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP. Neither Buyer nor any Subsidiary thereof has any outstanding liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Buyer or such Subsidiary or material with respect to Buyer's Consolidated financial condition and not shown in the Initial Financial Statements.

         SECTION 5.12. FULL DISCLOSURE. To the best knowledge of Buyer (after due inquiry), no certificate, statement or other information delivered herewith or heretofore by Buyer to Seller in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Buyer (other than industry-wide risks normally associated with the types of businesses conducted by Buyer and its Subsidiaries) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Buyer that has not been disclosed to Seller in writing which could cause a Material Adverse Change.

         SECTION 5.13. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of Buyer or any Subsidiary thereof has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         SECTION 5.14. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in EXHIBIT 5.14. Except as disclosed in the Initial Financial Statements or in EXHIBIT 5.14, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in EXHIBIT 5.14: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         SECTION 5.15. ENVIRONMENTAL AND OTHER LAWS. Except as set forth in
EXHIBIT 5.15, (a) to the best of Buyer's knowledge (after due inquiry), Buyer and its Subsidiaries are conducting their businesses in material compliance with all applicable laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such laws; (b) none of the operations or properties of Buyer or any of its Subsidiaries is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) neither Buyer nor any Subsidiary thereof has filed any notice under any Law indicating that it is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of Buyer or any Subsidiary thereof; (d) to the best of Buyer's knowledge, neither Buyer nor any Subsidiary thereof has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Buyer or any Subsidiary thereof for clean-up costs, remedial work, damages to natural resources or for personal injury claims

(whether under Environmental Laws or otherwise); and (e) neither Buyer nor any Subsidiary thereof otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         SECTION 5.16. NAMES AND PLACES OF BUSINESS. Neither Buyer nor any Subsidiary thereof has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in EXHIBIT 5.16. Except as otherwise indicated in EXHIBIT 5.16, the chief executive office and principal place of business of Buyer and each Subsidiary thereof are (and for the preceding five years have been) located at the address of Buyer set out in
ARTICLE XVI. Except as indicated in EXHIBIT 5.16, neither Buyer nor any Subsidiary thereof has any other office or place of business.

         SECTION 5.17. BUYER'S SUBSIDIARIES. Buyer does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in EXHIBIT 5.17. Neither Buyer nor any Subsidiary thereof is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in EXHIBIT 5.17 and associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Revised Uniform Partnership Act) under applicable state Law, and (c) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Buyer owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in EXHIBIT 5.17.

         SECTION 5.18. TITLE TO PROPERTIES; LICENSES. To the best of Buyer's knowledge (after due inquiry), Buyer and each of it Subsidiaries has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Buyer and each of its Subsidiaries possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and neither Buyer nor any Subsidiary thereof is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         SECTION 5.19. GOVERNMENT REGULATION. Neither Buyer nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         SECTION 5.20. OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as disclosed in EXHIBIT 5.20, the officers and directors of Buyer are those persons disclosed in the definitive proxy statement prepared by Buyer and filed with the appropriate Canadian securities authorities in connection with Buyer's most recent annual meeting, copies of which proxy statement have been previously furnished in connection with the negotiation hereof.

                                   ARTICLE VI

                               COVENANT RE ACCESS

         From the date hereof until the Post-Closing Examination Point, Seller will give Buyer, and its attorneys and other representatives, access at all reasonable times to the Properties and to any contract files, lease or other title files, production files, well files and other files of Seller pertaining to the ownership and/or operation of the Properties, and Seller will use its reasonable best efforts to arrange for Buyer, and its attorneys and other representatives, to have access to any such files in the office of Seller. Seller shall not be obligated to provide Buyer with access to any records or data which Seller cannot provide to Buyer without, in its opinion, breaching confidentiality agreements with other parties. Buyer recognizes and agrees that all materials made available to it (whether pursuant to this Section or otherwise) in connection with the transactions contemplated hereby are made available to it as an accommodation and without representation or warranty of any kind as to the accuracy and completeness of such materials.

                                   ARTICLE VII

                            DUE DILIGENCE EXAMINATION

         SECTION 7.1.  INSPECTION AND ASSERTION OF DEFECTS.

         (a) Buyer may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or investigation as it may choose to conduct with respect to the Properties. Should, as a result of such examination and investigation or otherwise, matters come to Buyer's attention which would constitute "Defects" (as below defined), and should there be one or more of such Defects which Buyer determines it is unwilling to waive, Buyer shall notify Seller in writing of such Defects (in this SECTION 7.1, a "DEFECT NOTICE") as soon as they are identified by Buyer, but in no event later than April 1, 1998 (the "POST-CLOSING EXAMINATION POINT"). Such Defects of which Buyer so provides notice are herein called "ASSERTED DEFECTS." All Defects, other than an Indemnified Item, with respect to which Buyer fails to so give Seller notice will be deemed waived for all purposes. Each Defect Notice shall specify in reasonable detail the matter which, in Buyer's opinion, constitutes a Defect.

         (b) The term "DEFECT" as used in this Section shall mean the following:

                  (i) Seller's ownership of the Properties on or prior to the Closing Date is such that, with respect to a well listed on EXHIBIT 7.1(b)(i) hereto, it (A) entitles Seller to receive a percentage share of the oil, gas and other hydrocarbons produced from, or allocated to, such well which is less than the percentage share set forth on EXHIBIT 7.1(b)(i) in connection with such well in the column headed "NRI" or
         (B) causes Seller to be obligated to bear a percentage share of the cost of operation of such well greater than the percentage share set forth on EXHIBIT 7.1(b)(i) in connection with such well in the column headed "WI" (unless the share of production from such well to which Seller is entitled is proportionately larger than the "NRI" shown for such well on EXHIBIT 7.1(b)(i)); or

                  (ii) Seller's ownership of an Oil and Gas Property on or prior to the Closing Date is subject to a lien other than a Permitted Encumbrance.

                  (iii) Seller's ownership of an Oil and Gas Property on or prior to the Closing Date is subject to a preferential right to purchase such property or a requirement that consent to assignment of such property be obtained, unless a waiver of such right has been obtained with respect to the transaction contemplated hereby or, in the case of a preferential right to purchase, an appropriate tender of the applicable interest has been made to the party holding such right and the period of time required for such party to exercise such right has expired without such party exercising such right; or

                  (iv) Seller's ownership of an Oil and Gas Property on or prior to the Closing Date is subject to an imperfection in title which, if asserted, would cause a Defect, as defined in CLAUSE (i) above, to exist, and such imperfection in title is not such as would normally be waived by Persons engaged in the oil and gas business who are purchasing producing properties; or

                  (v) With respect to any well listed on EXHIBIT 7.1(b)(v), Seller and its predecessors in title to the Properties have as of the Closing Date collectively taken more gas from such well than the ownership of the Properties would entitle it them to receive (an "overproduced position").

                   (vi) With respect to the Properties as of the Closing Date:
          (A) Seller is in violation of, and there exists a current unsatisfied obligation to perform any cleanup, removal, containment or other remediation pursuant to, Environmental Laws; (B) there are proceedings pending relating (whether on-site or off-site) to any of the Properties under any Environmental Law by any federal, state, provincial or local environmental agency or third party; (C) there are written demands, notices or claims pending or threatened relating to any of the Properties under any Environmental Law, including any written notices, demand letters or site-specific requests for information from any federal, state, provincial, or local environmental agency relating to any liabilities under or violations of Environmental Laws; or (D) Seller is in breach of its representation and warranty set forth in SECTION 4.9(b).

         (c) Buyer waives and releases all claims against Seller, its partners and its and such partners' parent or subsidiary companies or other affiliates, and its and their respective shareholders, members, owners, directors, officers, managers, employees and agents, for injury to, or death of, Persons or for damage to property arising in any way from the conduct of the investigations and examinations contemplated by this Section (or the exercise of Buyer's rights of access under ARTICLE VI) or the conduct of its employees, agents or contractors in connection with such investigations and examinations (or the exercise of such rights of access). Buyer shall indemnify Seller, its partners and its and such partners' parent and subsidiary companies and other affiliates, and its and their respective shareholders, members, owners, directors, officers, managers, employees and agents from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorney fees) whatsoever arising out of the exercise of such rights of investigation and examination (or exercise of such rights of access).

         SECTION 7.2.  CERTAIN PRICE ADJUSTMENTS.

         (a) In the event that, as a part of the due diligence review provided for in SECTION 7.1 above, Asserted Defects are presented to Seller and Seller is unable (or unwilling) to cure such Asserted Defects to the reasonable satisfaction of Buyer prior to September 1, 1998, then Buyer and Seller shall, with respect to each Oil and Gas Property affected by one or more Defects, attempt to agree upon an appropriate adjustment to the Base Purchase Price to account for such Defects. Notwithstanding anything herein to the contrary, Buyer and Seller shall elect to specify as an appropriate adjustment to the Base Purchase Price (A) for a Defect of the type which is specified in SECTION 7.1(b)(i) or SECTION 7.1(b)(iv), and which relates to the NRI specified on
EXHIBIT 7.1(b)(i), an amount equal to X multiplied by Y, where "X" is the amount specified on EXHIBIT 7.1(b)(i) for the Oil and Gas Property to which such Defect relates, and where "Y" is the proportionate reduction in NRI (e.g., the amount by which the share of production to which Seller is actually entitled is less than the NRI specified for such Oil and Gas Property on EXHIBIT 7.1(b)(i), divided by such NRI specified on EXHIBIT 7.1(b)(i)), (B) for a Defect of the type specified in SECTION 7.1(b)(ii), the amount required to discharge such lien, or (C) for a Defect of the type specified in SECTION 7.1(b)(v), the amount represented by the loss of volumes required to discharge such overproduced position, which amounts shall be the discounted present value of the volumes required to discharge such obligation, determined by using a 10% discount rate and assuming the same would be discharged as promptly as possible (under the terms of applicable agreements) after the Closing Date assuming production occurs at the same rate as projected in projections of production furnished by Buyer as (and represented by Buyer to be) its projections used in making its decision to purchase (and valuing such production using prices for production utilized in such projections).

         (b) Should Seller determine (or should Buyer, in the course of its due diligence review contemplated by SECTION 7.1, determine) that (i) the ownership of the Properties by Seller entitles

Seller to a share of the production from a well listed on EXHIBIT 7.1(b)(i) greater than the share shown for such well under the column headed "NRI" on
EXHIBIT 7.1(b)(i), or (ii) with respect to any well listed in EXHIBIT 7.1(b)(v) Seller and its predecessors in title have taken less gas than their ownership in such Oil and Gas Property would entitle them to take, or is in an overproduced position less than that shown on EXHIBIT 7.1(b)(v), then Seller may propose an upward adjustment to the Base Purchase Price to account for such fact, in which case such adjustment shall be handled in the same manner as provided above with respect to adjustments for Asserted Defects.

         (c) Any reduction to the Base Purchase Price under this SECTION 7.2 (in this SUBSECTION (c) called the "REDUCTION AMOUNT") shall be effected in the following manner:

                  (i) If the Note is still outstanding at the time of the reduction, the outstanding principal amount of the Note shall be reduced on a dollar-for-dollar basis in an amount equal to the Reduction Amount (provided, that in connection therewith (A) first, the Preferred Portion of the Purchase Price shall be deemed reduced on a dollar-for-dollar basis; and (B) second, to the extent the Reduction Amount has not been fully offset pursuant to the immediately preceding CLAUSE (a), the Common Portion of the Purchase Price shall be deemed reduced on a dollar-for-dollar basis).

                  (ii) If the Note has been converted at the time of the reduction, the number of Seller's Common Shares and Preferred Shares received hereunder shall be reduced as follows: (A) first, the number of Preferred Shares shall be reduced on a share-for-share basis in an amount derived by dividing the Remaining Amount by $1.00; and (B) second, to the extent the Reduction Amount has not been fully offset pursuant to the immediately preceding CLAUSE (a) (the amount of the Reduction Amount not offset being called the "REMAINING AMOUNT") the number of Common Shares shall be reduced on a share-for-share basis by the number of shares equal to the lesser of (1) the number of shares derived by dividing the Remaining Amount by the Average Closing Price and (2) the number of Common Shares into which the Note was converted hereunder.

         (d) Notwithstanding SUBSECTION (c) above, Seller shall have the right to transfer and assign to Buyer additional oil and gas properties located in the same general area as the Oil and Gas Properties (in this Section, "SUBSTITUTE PROPERTIES"), which transfer and assignment would be in lieu of, or in conjunction with, an adjustment to the Base Purchase Price under this Section. If substitute properties are transferred and assigned to Buyer under this SUBSECTION (d), the Reduction Amount shall be offset by the PV-10 Value (as defined below) of the substitute properties. Any transfer and assignment by Seller under this SUBSECTION (d) shall, however, be subject to the Buyer having
(A) concurred in good faith with the PV-10 Value of the substitute properties and (B) made a good faith determination that (1) Buyer will receive good and defensible title to the substitute properties, (2) there are no material environmental or similar liabilities associated with the substitute properties and (3) there are no other matters or items that a reasonable and prudent purchaser of oil and gas properties would consider as materially adversely affecting the value of, or proposed operations on, the substitute properties; such transfer and assignment by Seller shall also be further subject to receipt by Buyer of the concurrence of its lender under the Senior Credit Facility as to the PV-10
Value of the substitute properties and lender's approval of the substitute properties as acceptable additional collateral for the Senior Credit
Facility. As used in this SUBSECTION (d), the term "PV-10 VALUE" shall mean, when used with respect to any substitute properties, the pre-income tax value of projected net revenues (utilizing a 10% discount factor) from Proved
Reserves (as defined in the definition for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers, or any generally recognized successor) attributable to such substitute properties as set forth in an Approved
Reserve Report. As used in this SUBSECTION (d), the term "APPROVED RESERVE REPORT" shall mean a reserve report prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on prices, costs and other assumptions as shall be designated by Seller and approved by Buyer (which approval shall not be unreasonably withheld. The petroleum engineer or engineers that prepare an Approved
Reserve Report shall be designated by Seller and approved by Buyer (which approval shall not be unreasonably withheld).

         SECTION 7.3. WAIVER. Without limiting SECTION 7.1 and notwithstanding anything else herein to the contrary, all Defects (except for a Defect which is an Indemnified Item) not raised or asserted by Buyer within the requisite time periods specified in SECTION 7.1 shall be waived by Buyer for all purposes, and Buyer shall have no right to seek an adjustment to the Purchase Price, make a claim against Seller or seek indemnification from Seller with respect thereto (except as otherwise provided (a) in ARTICLE XI, with respect to claims arising under Environmental Laws, and (b) ARTICLE XII, with respect to an Indemnified Item). It is not the intent of this SECTION 7.3, however, to waive Buyer's right to enforce the other terms and conditions of this Agreement with respect to matters other than Defects, including Seller's representations, warranties, covenants, agreements and indemnifications insofar as they relate to matters other than Defects.

                                  ARTICLE VIII

         CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES; TERMINATION RIGHTS

         SECTION 8.1. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to each of the following conditions being met:

         (a) Each and every representation of Seller under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Buyer.

         (b) Seller shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Buyer) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Buyer is not in breach of its obligations hereunder in the absence of Seller also being in breach of its obligations hereunder, this Agreement may, at the option of Buyer, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under SECTIONS 6.1 and 7.1(c) and ARTICLE XVII which will survive such termination).

         SECTION 8.2. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the each of the following conditions being met:

         (a) Each and every representation of Buyer under this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to have been made again at and as of the time of Closing and shall at and as of such time of Closing be true and accurate in all respects except as to changes specifically contemplated by this Agreement or consented to by Seller.

         (b) Buyer shall have performed and complied in all material respects with (or compliance therewith shall have been waived by Seller) each and every covenant, agreement and condition required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending or threatened before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) Seller shall have received an opinion of counsel or counsels reasonably acceptable to Seller dated the Closing Date covering the matters described in EXHIBIT 8.2(d) and in a form reasonably acceptable to Seller.

         (e) The letter of intent dated as of November 17, 1997, by and among Buyer, Calibre Energy, L.L.C., Slattery Trust, Starbucks Trust, Todd Grabois, Robert Novak and Prentis B. Tomlinson, Jr., shall be in full force and effect, and no party thereunder shall have withdrawn or threatened to withdraw from participation in the transactions contemplated thereby.

If any such condition on the obligations of Seller under this Agreement is not met as of the Closing Date, or in the event the Closing does not occur on or before the Closing Date, and (in either case) Seller is not in breach of its obligations hereunder in the absence of Buyer also being in breach of its obligations hereunder, this Agreement may, at the option of Seller, be terminated, in which case the parties shall have no further obligations to one another hereunder (other than the obligations under SECTIONS 6.1 and 7.1(c) and ARTICLE XVII which will survive such termination).


                                 ARTICLE IX

                             CLOSING OF TRANSACTION


         SECTION 9.1. THE CLOSING. The closing (herein called the "CLOSING") of the transaction contemplated hereby shall take place in the offices of Thompson & Knight, P.C., at 1700 Texas Commerce Tower, 600 Travis Street, Houston, Texas, at 10:00 a.m. Central Standard Time, on the date hereof (such date and time being herein called the "CLOSING DATE").

         SECTION 9.2. SELLER'S CLOSING OBLIGATIONS. At the Closing, Seller shall:

                  (a) execute, acknowledge and deliver to Buyer Assignments of the Properties (the "ASSIGNMENTS"), in the form attached hereto as EXHIBIT 9.2(a), being effective as to runs of oil and deliveries of gas as of 12:01 o'clock a.m., Central Daylight Time on December 1, 1997 (the "EFFECTIVE DATE");

                  (b) to the extent requested by Buyer, execute and deliver to Buyer (i) letters in lieu of transfer orders (or similar documentation), in form acceptable to both parties;

                  (c) to the extent requested by Buyer, execute and deliver an affidavit or other certification (as permitted by such code) that Seller is not a "foreign Person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986 as amended (I.E., Seller is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in such code and regulations promulgated thereunder); and

                  (d) execute and deliver that certain Registration Rights Agreement substantially in the form of the document attached hereto as EXHIBIT 9.2(d).

         SECTION 9.3. BUYER'S CLOSING OBLIGATIONS. At the Closing, Buyer shall:

                  (a) deliver to the Seller, a convertible promissory note substantially in the form attached hereto as EXHIBIT 9.3(a) in the principal amount equal to the Base Purchase Price, as adjusted in
         ARTICLE X (the "NOTE");

                  (b) (i) furnish to Seller such evidence (including, without limitation, evidence of satisfaction of all applicable bonding requirements) as Seller may require that Buyer is qualified with the applicable authorities to succeed Seller as the owner and, where applicable, operator of the Properties, (ii) with respect to properties operated by Seller where Buyer is to succeed Seller as operator, execute and deliver to Seller appropriate evidence reflecting change of operator as required by applicable authorities, and (iii) execute and deliver to Seller such forms as Seller may reasonably request for filing with the applicable authorities to reflect Buyer's assumption of plugging and abandonment liabilities with respect to the wells located on the Properties or on units in which the Properties participate; and

                  (c) execute and deliver that certain Registration Rights Agreement substantially in the form of the document attached hereto as EXHIBIT 9.2(d).

         SECTION 9.4. DELIVERY OF FILES. Within 30 days after the Closing, Seller shall deliver to Buyer the files and other materials referenced in SUBSECTION (e) of ARTICLE II. Notwithstanding the foregoing, to the extent such files or other materials include items which Seller cannot provide to Buyer without, in the opinion of Seller, breaching confidentiality agreements with other parties, Seller shall have no obligation to furnish such items. Seller may retain copies of all or any parts of the files or other materials so furnished, and all costs of copying such files shall be borne by Seller. So long as such files or other materials so delivered by Seller to Buyer are maintained by Buyer, Buyer shall permit Seller and its representatives to have access to the same; for a period of three years after Closing Buyer shall advise Seller before it destroys any such files or other materials (and will, if requested by Seller, deliver to Seller any files or other materials it intends to destroy).


                                    ARTICLE X

                         CERTAIN ACCOUNTING ADJUSTMENTS.


         SECTION 10.1. ADJUSTMENTS. Appropriate adjustments shall be made between Buyer and Seller so that (a) all expenses (including, without limitation, all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Properties after the Effective Date will be borne by Buyer, and all proceeds (net of applicable production, severance, and similar taxes) from sale of oil, gas and/or other minerals produced from the Oil and Gas Properties after the Effective Date will be received by Buyer, and (b) all expenses which are incurred in the operation of the Properties before the Effective Date will be borne by Seller and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced therefrom before the Effective Date will be received by Seller. It is agreed that, in making such adjustments: (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) ad valorem taxes assessed with respect to a period which the Effective Date splits shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and (iii) no consideration shall be given to the local, state or federal income tax liabilities of any party.

         SECTION 10.2.  CLOSING AND POST-CLOSING ACCOUNTING SETTLEMENTS.

         (a) At or before Closing, the parties shall determine, based upon the best information reasonably available to them, the amount of the adjustments provided for in SECTION 10.1. If the amount of adjustments so determined which would result in a credit to Buyer exceed the amount of adjustments so determined which would result in a credit to Seller, Buyer shall receive a credit, for the amount of such excess, against the Preferred Portion of the Purchase Price, and, if the converse is true, the Preferred Portion of the Purchase Price shall be increased by the amount of such excess. If no adjustment of the type contemplated under this SUBSECTION (a) is made at or before Closing and Seller should thereafter receive any net proceeds attributable to oil or gas produced after the Effective Date, Seller shall promptly remit such net proceeds to Buyer.

         (b) On or before 90 days after Closing, Buyer and Seller shall review any additional information which may then be available pertaining to the adjustments provided for in SECTION 10.1, shall determine if any additional adjustments (whether the same be made to account for expenses or revenues not considered in making the adjustments made at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and shall make any such adjustments in the manner provided in SUBSECTION (a) above. Following such additional adjustments, no further adjustments shall be made under this ARTICLE X.


                                   ARTICLE XI

                         ASSUMPTION AND INDEMNIFICATION


         Seller agrees, as of the date of Closing (and, upon the execution and delivery of the Assignments by Seller, Seller shall be deemed to have agreed), to indemnify, defend and hold Buyer and its shareholders, directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Properties before the Effective Date; provided, however, that the Seller's indemnification obligation under this ARTICLE XI with respect to claims arising under Environmental Laws shall extend only to conditions as they exist on the Properties as of the Effective Date and to events giving rise to such conditions which occurred prior to the Effective Date and shall terminate and expire on the second anniversary date of this Agreement, except as to any such claim made hereunder prior to such date. Buyer agrees, as of the date of Closing (and, upon the execution and delivery of the Assignments by Seller, Buyer shall be deemed to have agreed), (a) to assume, and to timely pay and perform, all duties, obligations and liabilities relating to the ownership and/or operation of the Properties after the Effective Date (including, without limitation, those arising under the contracts and agreements described in ARTICLE II(c) and those discussed in SECTION 18.4), and (b) to indemnify, defend and hold Seller, its partners and its and such partners' parent and subsidiary companies and other affiliates, and its and their respective shareholders, members, owners, directors, officers, managers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the ownership and/or operation of the Properties after the Effective Date. In connection with (but not in limitation of) the foregoing, it is specifically understood and agreed that matters arising out of or otherwise relating to the ownership and/or operation of the Properties after the Effective Date shall include all obligations to properly plug and abandon, or replug and re-abandon, wells located on the Properties and to restore the surface. The assumption by Buyer of Seller's duties, obligations and liabilities of a given contract or agreement or provision thereof as described above shall be subject, however, to (and shall not be a limitation on) the right of Buyer to assert under SECTION 7.1 that such contract or agreement is not a Permitted Encumbrance and to the provisions of SECTION 7.2 regarding an adjustment of the Base Purchase Price in respect of a Defect therefor.


                                   ARTICLE XII


                  SELLER'S SPECIAL POST-CLOSING INDEMNIFICATION

         SECTION 12.1. INDEMNIFICATION FOR CERTAIN LAWSUITS. Subject to
SECTION 12.3 and the other terms and provisions hereof, Seller agrees, as of the date of Closing (and, upon the execution and delivery of the Assignments by Seller, Seller shall be deemed to have agreed), to indemnify, defend and hold Buyer and its shareholders, directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including reasonable court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the suits, actions or proceedings set forth in EXHIBIT 4.6.

         SECTION 12.2. INDEMNIFICATION FOR CERTAIN TITLE RELATED ITEMS. Subject to SECTION 12.3 and the other terms and provisions hereof, Seller agrees, as of the date of Closing (and, upon the execution and delivery of the Assignments by Seller, Seller shall be deemed to have agreed), to indemnify, defend and hold Buyer and its shareholders, directors, officers, employees and agents harmless from and against any and all claims, actions, liabilities, losses, damages, costs or expenses (including reasonable court costs and attorneys' fees) of any kind or character arising out of or otherwise relating to the following:

         (a) claims and demands affecting or relating to the interest of Seller in and to the Lake Cherokee Gas Unit, as described in the Declaration of Unitization dated December 7, 1983, recorded in Volume 1511, page 1 of the Deed Records of Gregg County, Texas, to the extent and only to the extent that such claims and demands arise by, through or under Goldking Properties Co., a partnership, or any other Goldking entity other than Goldking Oil and Gas Corp.; and

         (b) any Defect of the type described in SECTION 7.1(b)(i) or SECTION 7.1(b)(iv) with respect to that portion of the Property described in item 1 following the heading "Gregg and Rusk Counties, Texas" on EXHIBIT II attached hereto.

         SECTION 12.3. CERTAIN PROVISIONS. Notwithstanding SECTION 12.1 or
SECTION 12.2 or anything else herein to the contrary:

          (a) In connection with any indemnification under SECTION 12.1, in no event shall the amount of Seller's indemnification exceed the sum of the amounts set forth in EXHIBIT 7.1(b)(i) attributable to the Oil and Gas Properties affected by the suit, action or proceeding for which such indemnification is given.

         (b) In connection with any indemnification under SECTION 12.2:

                  (i) Buyer and Seller shall attempt to agree upon the amount of the indemnification;

                  (ii) If Buyer and Seller are unable to agree upon the amount of the indemnification, and the Defect with respect to a given Oil and Gas Property relates to the NRI specified on EXHIBIT 7.1(b)(i) for such Oil and Gas Property, then the amount of the indemnification shall equal X multiplied by Y, where "X" is the amount specified on EXHIBIT 7.1(b)(i) for such Oil and Gas Property, and where "Y" is the proportionate reduction in NRI (e.g., the amount by which the share of production to which Seller is actually entitled is less than the NRI specified for such Oil and Gas Property on EXHIBIT 7.1(b)(i), divided by such NRI specified on
         EXHIBIT 7.1(b)(i)); and

                  (iii) Notwithstanding SUBPARAGRAPHS (i) and (ii) above, in no event shall the amount of Seller's indemnification with respect to a given Oil and Gas Property exceed the amount specified on
         EXHIBIT 7.1(b)(i) for such Oil and Gas Property.

         (c) Any indemnification under this ARTICLE XII shall be effected in the following manner:

                  (i) If the Note is still outstanding at the time of the indemnification, the outstanding principal amount of the Note shall be reduced on a dollar-for-dollar basis by the amount of the indemnification obligation (provided, that in connection therewith
         (A) first, the Preferred Portion of the Purchase Price shall be deemed reduced on a dollar-for-dollar basis; and (B) second, to the extent the indemnification obligation has not been fully offset pursuant to the immediately preceding CLAUSE (A), the Common Portion of the Purchase Price shall be deemed reduced on a dollar-for-dollar basis).

                  (ii) If the Note has been converted at the time of the indemnification obligation, the number of Seller's Common Shares and Preferred Shares received hereunder shall be reduced as follows: (A) first, the number of Preferred Shares shall be reduced on a share-for-share basis in amount derived by dividing the amount of the indemnification obligation by $1.00 and (B) second, to the extent the indemnification obligation has not been fully offset pursuant to the immediately preceding CLAUSE (A) (the amount of the indemnification obligation not offset being called the "REMAINING PORTION"), the number of Common Shares shall be reduced on a share-for-share basis by the number of shares equal to the lesser of
         (1) the number of shares derived by dividing the Remaining Amount by the Average Closing Price and (2) the number of Common Shares into which the Note was converted hereunder.

         (d) Notwithstanding SUBSECTION (c) above, Seller shall have the right to transfer and assign to Buyer additional oil and gas properties located in the same general area as the Oil and Gas Properties (in this Section, "SUBSTITUTE PROPERTIES"), which transfer and assignment would be in lieu of, or in conjunction with, an adjustment under SUBSECTION (c) above. If substitute properties are transferred and assigned to Buyer under this SUBSECTION (d), the amount of the indemnification shall be offset by the PV-10 Value (as defined below) of the substitute properties. Any transfer and assignment by Seller under this SUBSECTION (d) shall, however, be subject to the Buyer having (A) concurred in good faith with the PV-10 Value of the substitute properties and (B) made a good faith determination that (1) Buyer will receive good and defensible title to the substitute properties, (2) there are no material environmental or similar liabilities associated with the substitute properties and (3) there are no other matters or items that a reasonable and prudent purchaser of oil and gas properties would consider as materially adversely affecting the value of, or proposed operations on, the substitute properties; such transfer and assignment by Seller shall also be further subject to receipt by Buyer of the concurrence of its lender under the Senior Credit Facility as to the PV-10 Value of the substitute properties and lender's approval of the substitute properties as acceptable additional collateral for the Senior Credit Facility. As used in this SUBSECTION (d), the term "PV-10 VALUE" shall mean, when used with respect to any substitute properties, the pre-income tax value of projected net revenues (utilizing a 10% discount factor) from Proved Reserves (as defined in the definition for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers, or any generally recognized successor) attributable to such substitute properties as set forth in an Approved Reserve Report. As used in this SUBSECTION (d), the term "APPROVED RESERVE REPORT" shall mean a reserve report prepared in accordance with customary and generally accepted standards and practices for petroleum engineers, and shall be based on prices, costs and other assumptions as shall be designated by Seller and approved by Buyer (which approval shall not be unreasonably withheld. The petroleum engineer or engineers that prepare an Approved Reserve Report shall be designated by Seller and approved by Buyer (which approval shall not be unreasonably withheld).

         (e) In connection with any indemnification under this ARTICLE XII, the amount of such indemnification insofar as it pertains to a given Oil and Gas Property, shall be reduced by the amount of the net cash flow received by Buyer from such Oil and Gas Property from the Effective Date until the date the indemnification is effected hereunder.

         (f) Seller shall retain full and complete control of the defense of any of the suits, actions or proceeding listed in EXHIBIT 4.6. However, amounts expended by Seller to date or hereafter in connection with the defense of a suit, action or proceeding listed in EXHIBIT 4.6 (including reasonable attorneys' fees and expenses and amounts paid in settlement of such suit, action or proceeding or arising from a judgment against Seller (or an affiliate thereof) in respect of such suit, action or proceeding, shall not be applied against, and shall not be deemed to offset, the maximum amount of any indemnification owed by Seller to Buyer under this ARTICLE XII in respect of such suit, action or proceeding.

         (g) Seller's indemnification obligation under SECTION 12.2 shall expire and terminate on the second anniversary date of this Agreement, except as to any claim for indemnification under such Section made by Buyer prior to such date. Further, Buyer agrees not to assert any claim for indemnification under SECTION 12.2 prior to September 1, 1998.

         (h) Any claim by Buyer for indemnification under this ARTICLE XII must be given in writing to Seller and shall specify in reasonable detail the grounds for indemnification and the amount of indemnification sought.


                                  ARTICLE XIII

                               CONVERSION OF NOTE


         SECTION 13.1. SHARES ISSUABLE UPON CONVERSION. Upon receipt by Buyer of the Vancouver Exchange Acceptance and the Preferred Share Approval, the Note shall automatically be converted into a combination of Common Shares and Preferred Shares determined as set forth below.

                  (i) The number of Common Shares to be issued upon conversion of the Note shall be equal to the Common Portion of the Purchase Price divided by the Average Closing Price.

                  (ii) The number of Preferred Shares to be issued upon conversion of the Note shall be equal to the Preferred Portion of the Purchase Price divided by $1.00.

In connection with the foregoing, it is specifically agreed by the parties that upon conversion of the Note (A) any accrued but unpaid interest on the Note existing on the date of conversion (in this Section, "ACCRUED INTEREST") shall be due and payable by Buyer on the first Quarterly

Payment Date (as such term is used in EXHIBIT 2.1--PREFERRED SHARES) and (B) if, on the first Quarterly Payment Date, Buyer has the right to elect to make a Payment in Kind (as such term is used in EXHIBIT 2.1--PREFERRED SHARES), Buyer may also include the accrued interest as a part of the Payment in Kind.

         SECTION 13.2. DELIVERY OF NOTE; ISSUANCE OF SHARES. Upon the conversion of the Note into Shares as provided in SECTION 13.1, Seller shall surrender the Note, duly endorsed to Buyer, or in blank and accompanied by proper instruments of transfer to Buyer, at its address set forth herein. Promptly thereafter (and in any event no later five days after receipt by Buyer of the Note), Buyer shall issue and deliver to Seller certificates for the number of full Common Shares and full Preferred Shares to which Seller shall be entitled. Buyer shall not be required to issue fractional shares of Common Shares upon conversion of the Note. As to any final fraction of a Common Share which Seller would otherwise be entitled to receive upon conversion of the Note, Buyer shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Average Closing Price.


                                   ARTICLE XIV

               CERTAIN POST-CLOSING AFFIRMATIVE COVENANTS OF BUYER


         To induce Seller to enter into this Agreement and receive the Note and the Shares issuable upon conversion of the Note, Buyer covenants and agrees that until Seller no longer holds the Note (except upon conversion of the Note) or Seller owns less than 25% of the Preferred Shares issuable upon conversion of the Note:

         SECTION 14.1. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Buyer will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Seller at Buyer's expense:

                  (a) As soon as available, and in any event within one hundred forty (140) days after the end of each Fiscal Year, complete Consolidated (and, upon the request of Seller, consolidating) financial statements of Buyer together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Dyke and Howard, Chartered Accountants, or other independent certified public accountants selected by Buyer and reasonably acceptable to Seller, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

                  (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Buyer's Consolidated (and, upon the request of Seller, consolidating) balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Buyer's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

                  (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Buyer or any of its Subsidiaries to its stockholders and all registration statements, periodic reports and other statements and schedules filed by Buyer or any Subsidiary thereof with any securities exchange, any Canadian securities authority or any similar governmental authority.

                  (d) By March 31 of each year, a reserve report, effective as of December 31 of the prior year, and in the form required to be delivered under the Fund III Credit Agreement.

                  (e) As soon as available, and in any event within ninety
         (90) days after the end of each Fiscal Year, a business and financial plan for Buyer (in form reasonably satisfactory to Seller), prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Buyer, and thereafter yearly financial projections and budgets.

         SECTION 14.2. OTHER INFORMATION AND INSPECTIONS. Buyer will furnish to Seller any information reasonably available to Buyer and which can be obtained by it without undue effort or expense which Seller may from time to time request in writing concerning any covenant, provision or condition contained in this ARTICLE XIV or ARTICLE XV or any matter in connection with Buyer's businesses and operations. Buyer will permit representatives appointed by Seller (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons), with reasonable notice, to visit and inspect during normal business hours any of Buyer's or any Subsidiary's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain (provided, that the number of such visits and inspections shall not exceed one per calendar year), and Buyer shall permit Seller or its representatives to investigate and verify the accuracy of the information furnished to Seller in connection with this Agreement and to discuss all such matters with its officers.

         SECTION 14.3. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Buyer will promptly notify Seller in writing, stating that such notice is being given pursuant to this Agreement, of:

                  (a) the occurrence of any Material Adverse Change after the Effective Date,

                  (b) the occurrence of any material breach by Buyer of any of its covenants and agreements contained in ARTICLES XIV and XV,

                  (c) the acceleration of the maturity of any indebtedness owed by Buyer or any Subsidiary thereof or of any default by Buyer or any Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                  (d)  the occurrence of any Termination Event,

                  (e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Buyer or any Subsidiary or with respect to any of their properties, and

                  (f) the filing of any suit or proceeding against Buyer or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Buyer will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Buyer will also notify Seller in writing at least twenty business days prior to the date that Buyer changes its name or the location of its chief executive office or principal place of business.

         SECTION 14.4. MAINTENANCE OF PROPERTIES. Buyer and each Subsidiary thereof will maintain, preserve, protect, and keep, and shall cause to be maintained, preserved, protected and kept, all property used or useful in the conduct of its business in condition reasonably adequate for normal operations and in compliance with all applicable laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         SECTION 14.5. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Buyer and each Subsidiary thereof will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not cause a Material Adverse Change.

         SECTION 14.6. PAYMENT OF TAXES. Buyer and each of its Subsidiaries will (a) timely file all required tax returns and (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property. Buyer and any Subsidiary may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         SECTION 14.7. INSURANCE. Buyer and each Subsidiary thereof will keep or cause to be kept insured by financially sound and reputable insurers its property in such amounts and against such risks as are reasonably customary for Persons engaged in the same or similar business of owning or operating similar properties.

         SECTION 14.8. COMPLIANCE WITH AGREEMENTS AND LAW. Buyer and each Subsidiary thereof will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Buyer and each Subsidiary thereof will conduct its business and affairs in compliance with all laws applicable thereto.


                                   ARTICLE XV

                CERTAIN POST-CLOSING NEGATIVE COVENANTS OF BUYER


         To induce Seller to enter into this Agreement and receive the Note and the Shares issuable upon conversion of the Note, Buyer covenants and agrees that until Seller no longer holds the Note (except upon conversion of the Note) or less than 25% of the Preferred Shares issuable upon conversion of the Note:

         SECTION 15.1. INDEBTEDNESS. Neither Buyer nor any Subsidiary thereof will in any manner owe or be liable for Indebtedness except:

         (a)  Indebtedness under the Senior Credit Facility;

         (b) Indebtedness under the Fund III Credit Agreement;

         (c) purchase money Indebtedness and Indebtedness under leases of Buyer or any Subsidiary thereof as lessee which are capitalized in accordance with GAAP, provided such purchase money Indebtedness and Indebtedness under capital leases required to be paid in any Fiscal Year do not in the aggregate exceed $100,000;

         (d) Indebtedness which is non-recourse to Buyer and such Subsidiary and which is subordinated to the Indebtedness under the Fund III Credit Agreement on terms and conditions satisfactory to Seller in its sole and absolute discretion;

         (e) Indebtedness arising from endorsing negotiable instruments for collection in the ordinary course of business;

         (f) Indebtedness constituting deposits to secured the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business;

         (g) Indebtedness constituting indemnities under agreements entered into by Buyer or any Subsidiary thereof arising in the ordinary course of business.

         SECTION 15.2. LIMITATION ON LIENS. Neither Buyer nor any Subsidiary thereof will create, assume or permit to exist any lien upon any of the properties or assets which it now owns or hereafter acquires, except:

         (a) liens which secure the Indebtedness permitted under SECTION
15.1; and

         (b) statutory liens for taxes, statutory mechanics' and materialmen's liens incurred in the ordinary course of business, and other similar liens incurred in the ordinary course of business, provided such liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in SECTION 14.6.

         SECTION 15.3. LIMITATIONS ON INVESTMENTS AND NEW BUSINESSES. Neither Buyer nor any Subsidiary will engage directly or indirectly in any business other than the oil and gas exploration and development business.

         SECTION 15.4. TRANSACTIONS WITH AFFILIATES. Neither Buyer nor any Subsidiary thereof will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

         SECTION 15.5. LIMITATION ON DIVIDENDS AND REDEMPTIONS. Neither Buyer nor any of its Subsidiaries will declare or pay dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will Buyer or any Subsidiary directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in Buyer or any Subsidiary, or cause or permit any reduction or retirement of the capital stock of Buyer or any Subsidiary, except as otherwise expressly provided in this Section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Buyer (a) without limitation to Buyer; (ii) to Subsidiaries of Buyer, to the extent permitted under SECTION 15.5; and (iii) as required under the terms of the Preferred Shares. Buyer or any Subsidiary thereof may declare and pay to any Person dividends payable only in its common stock, so long as Buyer's interest in any of its Subsidiaries is not thereby reduced.

         SECTION 15.6. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Neither Buyer nor any Subsidiary thereof will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Buyer to: (a) pay dividends or make other distributions to Buyer, (b) to redeem equity interests held in it by Buyer, (c) to repay loans and other indebtedness owing by it to Buyer, or (d) to transfer any of its assets to Buyer. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         SECTION 15.7. COVERAGE RATIO. The Coverage Ratio will never be less than 1.4 to 1. As used in this Section, the term "COVERAGE RATIO" shall mean Tangible Assets of Buyer divided by Long Term Debt of Buyer. As used in this Section, (a) the term "TANGIBLE ASSETS" shall mean the sum of (i) the present value (utilizing a 10% discount rate) of the estimated proved reserves, (ii) cash, (iii) securities and (iv) net book value of unproved properties and equipment as if Buyer were following the full cost method of property accounting beginning January 1, 1997, and (b) the term "LONG TERM DEBT" shall mean long-term debt as the same is defined in Buyer's audited financial statements. For purposes hereof, the Coverage Ratio will be calculated no later than April 15 of each year as of December 31 of the previous year using Buyer's audited fiscal year-end audited financial statements and year end estimates of proved reserves by Buyer's independent engineers.


                                   ARTICLE XVI

                                     NOTICES


         All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service (which provides a receipt), by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:


         IF TO SELLER:              Lasco Energy Partners, L.P.
                                    c/o Riverhill Energy Corporation
                                    1716 Briarcrest Drive
                                    Suite 400
                                    Bryan, Texas  77802
                                    Attention: Gary Trotter
                                    Fax No.: 409-846-0848

                                    WITH A COPY TO:

                                    EnCap Investments, L.C.
                                    1100 Louisiana, Suite 3150
                                    Houston, Texas  77002
                                    Attention: Robert L. Zorich
                                    Fax No.: 713-659-6130

         IF TO BUYER:               Benz Energy Ltd.
                                    1000 Louisiana, Suite 3950
                                    Houston, Texas 77002
                                    Attention: Robert S. Herlin
                                    Fax No.: 713-739-8402


and shall be considered delivered on the date of receipt. Either Buyer, on the one hand, or Seller, on the other hand, may specify as its proper address any other post office address within the continental limits of the United States by giving notice to the other, in the manner provided in this Article, at least ten (10) days prior to the effective date of such change of address.


                                  ARTICLE XVII

                                   COMMISSIONS


         Seller agrees to indemnify and hold harmless Buyer from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Seller with any broker or finder in connection with this Agreement or the transactions contemplated hereby. Buyer agrees to indemnify and hold harmless Seller from and against any and all claims, obligations, actions, liabilities, losses, damages, costs or expenses (including court costs and attorneys fees) of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transactions contemplated hereby.


                                  ARTICLE XVIII

                              MISCELLANEOUS MATTERS


         SECTION 18.1. SURVIVAL OF PROVISIONS. All representations and warranties made herein by Buyer and Seller shall be continuing and shall be true and correct on and as of the date of

Closing with the same force and effect as if made at that time; further, except as hereinafter provided, all of such representations and warranties shall survive the Closing and the delivery of the Assignments. Notwithstanding anything else herein to the contrary, the representations and warranties contained in the following Sections shall not survive past the Post-Closing Examination Point: SECTIONS 4.4 through 4.12 and SECTION 4.17. The provisions of, and the obligations of the parties under, ARTICLE VII,
ARTICLE IX (to the extent the same are, by mutual agreement, not performed at Closing), and ARTICLES X through XVIII inclusive shall survive the Closing and the delivery of the Assignments.

         SECTION 18.2. FURTHER ASSURANCES. From time to time after the Closing, at the request of any party hereto and without further consideration, Seller, on the one hand, and Buyer, on the other hand, shall execute and deliver to the requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         SECTION 18.3. BINDING EFFECT; SUCCESSORS AND ASSIGNS. The Agreement shall be binding on the parties hereto and their respective successors and permitted assigns. No party hereto shall have the right to assign its rights under this Agreement without the prior written consent of the other party first having been obtained.

         SECTION 18.4. IMBALANCES. On the date of Closing (and, upon the delivery to Buyer of the Assignments), Buyer shall succeed to the position of Seller with respect to all gas imbalances. As a result of such succession Buyer shall (i) be entitled to receive any and all benefits, including payments of proceeds of production in excess of amounts which it would otherwise be entitled to produce and receive by virtue of ownership of the Oil and Gas Properties, which Seller would have been entitled to receive by virtue of such positions and (ii) shall be obligated to suffer any detriments (whether the same be in the form of obligations to deliver production which would have otherwise been attributable to its ownership of the Oil and Gas Properties without receiving full payment therefor, or be in the form of the obligation to make payment in cash) which Seller would have been obligated to suffer by virtue of such positions.

         SECTION 18.5.  EXPENSES; SALES TAXES; FILINGS AND RECORDING FEES.

         (a) Buyer, on the one hand, and Seller, on the other hand, shall bear and pay all expenses incurred by them or it in connection with the transaction contemplated by this Agreement, except as otherwise provided in
SECTION 7.4.

         (b) Notwithstanding anything to the contrary herein, since the transaction contemplated hereby is an isolated transaction, no sales tax will be collected from Buyer. If, however, this transaction is later deemed to be other than an occasional sale, Buyer agrees to be solely responsible, and shall indemnify and hold Seller (and their respective partners, and each of their and each such partners' parent and subsidiary companies and other affiliates, and shareholders, managers, owners, directors, officers, employees, consultants, and agents, respectively) harmless, from any and all sales or transfer taxes or fees (including related penalty, interest or legal costs) due by virtue of this transaction on the Properties transferred pursuant hereto and Buyer shall remit such sales or transfer taxes at that time. Seller and Buyer agree to cooperate with each other in demonstrating that the requirements for an occasional or isolated sale or any other sales tax exemption have been met.

         (c) Buyer shall be solely responsible for all filings and recordings of assignments and other documents related to the Properties and for all fees connected therewith, and Buyer shall furnish Seller with pertinent recording data. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly.

         SECTION 18.6. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions among the parties with respect to such subject matter. Time is of the essence in this Agreement.

         SECTION 18.7. PUBLIC STATEMENTS. Seller, on the one hand, and Buyer, on the other hand, shall consult with each other with regard to all publicity and other releases at or prior to Closing concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange, neither Seller, on the one hand, nor Buyer, on the other hand, shall issue any publicity or other release without the prior consent of the other.

         SECTION 18.8. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement, and shall be entitled to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

         SECTION 18.9. DECEPTIVE TRADE PRACTICES. To the extent applicable to the transaction contemplated hereby or any portion thereof, BUYER CAN AND DOES EXPRESSLY WAIVE THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS & COMMERCE CODE, OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED, AND ALL OTHER CONSUMER PROTECTION LAWS OF THE STATE OF TEXAS, OR ANY OTHER STATE, APPLICABLE TO THIS TRANSACTION THAT MAY BE WAIVED BY THE PARTIES. IN CONNECTION WITH SUCH WAIVER, BUYER HEREBY REPRESENTS TO SELLER THAT IT (a) IS IN THE BUSINESS OF SEEKING OR ACQUIRING BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLES IT TO EVALUATE THE

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

MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION AND (d) HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS.

         SECTION 18.10. AMENDMENTS. This Agreement may be amended, modified, supplemented, restated or discharged (and provisions hereof may be waived) only by an instrument in writing signed by the parties hereto.

         SECTION 18.11. ADDITIONAL REPRESENTATIONS, COVENANTS AND AGREEMENTS OF BUYER REGARDING VANCOUVER EXCHANGE ACCEPTANCE AND PREFERRED SHARE APPROVAL. Buyer hereby represents and warrants to Seller that Buyer has received Vancouver Exchange Acceptance. Buyer has informed Seller that as of the date hereof Buyer only has the requisite corporate authority under its charter documents to issue the Common Shares contemplated hereby upon conversion of the Note, but not the Preferred Shares. Buyer represents and warrants to Seller that the only actions necessary for Buyer in connection with obtaining the approval of the issuance of Preferred Shares to Seller upon conversion of the Note are (1) to amend the charter documents of Buyer to authorize the Preferred Shares (which will require approval of both the board of directors and shareholders of the Company) and (2) to authorize the issuance of the Preferred Shares upon conversion of the Note (which will require the approval of the board of directors of Buyer). The actions described in the immediately preceding sentence are herein called the "PREFERRED SHARE APPROVAL". Buyer covenants and agrees with Seller that the Preferred Share Approval, as it relates to the actual terms and conditions of the Preferred Shares, will be consistent with the terms, rights and preferences set forth in EXHIBIT 2.1--PREFERRED SHARES and in a form reasonably acceptable to Seller, and that Buyer will use its best efforts to obtain the Preferred Share Approval as promptly as possible and, in any event, no later than February 20, 1998. Buyer further represents and warrants to Seller that it has no reason to believe that the Preferred Share Approval will not be obtained by February 20, 1998. After receipt of the Preferred Share Approval and the Vancouver Exchange Acceptance and upon request of Seller, Buyer agrees to provide an opinion of legal counsel, which opinion and legal counsel shall be reasonably acceptable to Seller, substantially to the effect that the Preferred Share Approval and the Vancouver Exchange Acceptance have been obtained and that the Common Shares and the Preferred Shares have been duly authorized and issued and are fully paid and nonassessable and covering such other matters relating to the authorization and issuance of such shares as Seller may reasonably request.

         SECTION 18.12. ADDITIONAL COVENANT AND AGREEMENT OF SELLER REGARDING EXISTING AND NET WORTH. Seller covenants and agrees with Buyer (a) to maintain its existence (and not liquidate and terminate) during the two-year period commencing on the date hereof and (b) that during the aforementioned two-year period, it will either (1) retain and not transfer the Note or the Common Shares and Preferred Shares issuable upon conversion of the Note or
(2) if it sells or otherwise transfers the Note (except upon conversion thereof) or the Common Shares and Preferred Shares upon conversion of the Note (or a portion thereof) it will maintain a net worth of not less than $2,500,000 (which net worth shall be computed based on the fair market value of the assets of Seller).

         SECTION 18.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         SECTION 18.14. COUNTERPARTS. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

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                                     -42-

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                "SELLER":

                                LASCO ENERGY PARTNERS, L.P.

                                By:     RIVERHILL ENERGY
                                        CORPORATION, General Partner

                                By:  /s/ Gary L. Trotter
                                   -------------------------------------------
                                         Gary R. Trotter, President



                                "BUYER":

                                BENZ ENERGY LTD.


                                By:
                                   -------------------------------------------
                                         Prentis B. Thomlison, Jr., Chairman

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

                                "SELLER":

                                LASCO ENERGY PARTNERS, L.P.

                                By:      RIVERHILL ENERGY
                                         CORPORATION, General Partner

                                By:
                                   -------------------------------------------
                                         Gary R. Trotter, President



                                "BUYER":

                                BENZ ENERGY LTD.


                                By:  /s/ Ernest J. LaFlure
                                   -------------------------------------------
                                         Ernest J. LaFlure, President









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